Exhibit 21.1

Subsidiaries of DJO Finance LLC

Name	Jurisdiction of Incorporation/Organization
DJO Finance Corporation	Delaware
ReAble Therapeutics LLC	Delaware
Encore Medical, L.P	Delaware
Encore Medical GP, Inc.	Nevada
Encore Medical Partners, Inc.	Nevada
Chattanooga Europe, B.V.B.A.	Belgium
Empi, Inc.	Minnesota
Empi Corp.	Minnesota
EmpiCare Inc.	Kentucky
Encore Medical Asset Corporation	Nevada
IOMED, LLC	Utah
ReAble Therapeutics Europe GmbH	Germany
Empi Germany GmbH	Germany
Cefar-Compex Medical AB	Sweden
Compex Sarl	Switzerland
Compex Switzerland SARL	Switzerland
Cefar-Compex International SAS	France
Compex Italia Srl	Italy
Cefar-Compex Spain SL	Spain
DJO Nordic AB	Sweden
Cefar-Compex Norway A/S	Norway
Cefar-Compex Germany GmbH	Germany
Cefar-Compex France SAS	France
Compex Medical SA	Switzerland
DJO Opco Holdings, Inc.	Delaware
DJO, LLC	Delaware
dj orthopedics de Mexico S.A. de C.V.	Mexico
DJO Deutschland GmbH	Germany
DJO Nordic A/S	Denmark
DJO Asia-Pacific Ltd.	Hong Kong
DJO Canada Inc.	Canada
Newmed S.A.S.	France
DJO UK Ltd.	United Kingdom
DJO Austria GmbH	Austria
DJO Italia Srl	Italian
DJO Benelux bvba	Belgium
DJO France S.A.S.	France
DJO Iberica Productos Ortopedicos S.L.	Spain
FTO Fabrique Tunisienne Orthopedique SARL	Tunisia
Compex Medical, GMBH	Germany
Aircast UK, LTD.	United Kingdom